As filed with the Securities and Exchange Commission on June 5, 2018

Registration No. 333-225414

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RISE Education Cayman Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 101, Jia He Guo Xin Mansion

No.15 Baiqiao Street, Guangqumennei, Dongcheng District

Beijing 100062

People’s Republic of China

+86 10-8559-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, N.Y. 10016

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

David T. Zhang, Esq. Benjamin W. James, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central, Hong Kong +852 3761-3300	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Ordinary shares, par value US$0.01 per share(1)	8,050,000	US$16.135	US$129,886,750	US$16,170.90

(1)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333- ). Each American depositary share represents two ordinary shares.
(2)	Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the ordinary shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the sole underwriter pursuant to an option to purchase additional ADSs. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices on June 1, 2018 of the Registrant’s American depositary shares listed on the NASDAQ Global Market, each representing two ordinary shares.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our post-IPO memorandum and articles of association, which will become effective immediately upon the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.3 to this Registration Statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or an executive officer of our company.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we did not issue and sell any securities without registering the securities under the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

RISE EDUCATION CAYMAN LTD

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

4.1*	Form of Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on October 18, 2017)

4.3*	Form of Deposit Agreement between the Registrant, the depositary and owners and holders of the ADSs (incorporated by reference to Exhibit 4.3 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on October 18, 2017)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2*	Opinion of Haiwen & Partners regarding certain PRC tax matters (included in Exhibit 99.2)

10.1*	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.2*	2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.3*	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.4*	Form of Employment Agreement with each executive officer of the Registrant (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.5*	Amended and Restated License Agreement between Daplon Limited and Rise Education Hong Kong Limited, dated September 28, 2013 and Letter Agreement between Houghton Mifflin Harcourt Publishing Company and Rise IP (Cayman) Limited, dated October 11, 2013 (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.6*	English translation of Loan Agreement between Rise Tianjin and Peng Zhang, dated November 11, 2016 (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.7*	English translation of Loan Agreement between Rise Tianjin and Yiding Sun, dated June 8, 2017 (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

Exhibit Number	Description of Document

10.8*	English translation of Call Option Agreement among Rise Tianjin, Peng Zhang, Yiding Sun and Beijing Step Ahead, dated June 8, 2017 (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.9*	English translation of Proxy Agreement among Rise Tianjin, Peng Zhang, Yiding Sun and Beijing Step Ahead, dated June 8, 2017 (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.10*	English translation of Equity Pledge Agreement among Rise Tianjin, Peng Zhang, Yiding Sun and Beijing Step Ahead, dated June 8, 2017 (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.11*	English translation of Business Cooperation Agreement among Rise Tianjin, Peng Zhang, Yiding Sun and Beijing Step Ahead, dated June 8, 2017 (incorporated by reference to Exhibit 10.11 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.12*	Consulting Services Agreement between Rise HK and Rise Tianjin, dated January 12, 2014 (incorporated by reference to Exhibit 10.12 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.13*	Consulting Services Agreement between Rise HK and Beijing Step Ahead, dated January 12, 2014, as supplemented on February 28, 2017 (incorporated by reference to Exhibit 10.13 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.14*	English translation of Service Agreement between Rise Tianjin and Beijing Step Ahead, dated December 1, 2014 (incorporated by reference to Exhibit 10.14 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.15*	English translation of form of Comprehensive Services Agreement between Rise Tianjin and each of Beijing Step Ahead’s schools (incorporated by reference to Exhibit 10.15 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.16*	Form of License Agreement between Rise Tianjin and each of the Beijing Step Ahead’s schools (incorporated by reference to Exhibit 10.16 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

10.17*	Deed of Amendment Agreement between RISE Education, CTBC Bank Co., Ltd. and others, dated July 14, 2016 (incorporated by reference to Exhibit 10.17 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on October 6, 2017)

21.1*	Principal Subsidiaries and Affiliated Entities of the Registrant

23.1*	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3*	Consent of Haiwen & Partners (included in Exhibit 99.2)

24.1*	Powers of Attorney (included on signature page)

Exhibit Number	Description of Document

99.1*	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (file No. 333-220587) filed with the Securities and Exchange Commission on September 22, 2017)

99.2*	Opinion of Haiwen & Partners regarding certain PRC law matters

99.3*	Consent of Frost & Sullivan

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on June 5, 2018.

RISE Education Cayman Ltd

By:	/s/ Yiding Sun
Name: Yiding Sun
Title: Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of and as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, or the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1, or the Registration Statement, to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhongjue Chen	Director	June 5, 2018
Name: Zhongjue Chen

/s/ Yiding Sun	Director and Chief Executive Officer	June 5, 2018
Name: Yiding Sun	(principal executive officer)

/s/ Lihong Wang	Director	June 5, 2018
Name: Lihong Wang

/s/ Jiandong Lu	Director	June 5, 2018
Name: Jiandong Lu

/s/ Yong Chen	Director	June 5, 2018
Name: Yong Chen

/s/ Chelsea Qingyan Wang	Chief Financial Officer	June 5, 2018
Name: Chelsea Qingyan Wang	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of RISE Education Cayman Ltd, has signed this registration statement or amendment thereto in New York on June 5, 2018.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President